                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Supervisory Board
Celanese AG:

We consent to the incorporation by reference in the registration statement on
Form S-8 (File No. 333-92070) of Celanese AG of our report dated January 28,
2005, except for paragraph six of Note 30 which is as of March 30, 2005, relating to the consolidated balance sheets of Celanese AG and subsidiaries (the
"Company") as of September 30, 2004 and December 31, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 and the related consolidated financial statement schedule, which report appears in the September 30, 2004 annual report of Celanese AG on Form 20-F.

Our report dated January 28, 2005, except for paragraph six of Note 30 which is as of March 30, 2005, contains explanatory paragraphs that state that (a) the
Company changed from using the last-in, first-out or LIFO method of determining cost of inventories at certain locations to the first-in, first-out or FIFO method, (b) the Company adopted Statement of Financial Accounting Standards
("SFAS") No. 143, "Accounting for Asset Retirement Obligations", effective
January 1, 2003, adopted Financial Accounting Standards Board Interpretation No.
46 (Revised), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51", effective December 31, 2003, adopted SFAS No. 142, "Goodwill and
Other Intangible Assets", effective January 1, 2002, and early adopted SFAS No.
146, "Accounting for Costs Associated with Exit or Disposal Acitivities", effective October 1, 2002, (c) the Company changed the actuarial measurement date for its Canadian and U.S. pension and other postretirement benefit plans in
2003 and 2002 and (d) the accompanying consolidated statements of operations and cash flows for the nine months ended September 30, 2003, were not audited by us and, accordingly, we do not express an opinion on them.

KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftspruefungsgesellschaft

Frankfurt am Main, Germany
March 30, 2005